UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2018 (June 25, 2018)

IHS Markit Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction or organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place

25 Ropemaker Street

 London, England

EC2Y 9LY

 (Address of Principal Executive Offices)

+44 20 7260 2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Multi-Year Credit Agreement

On June 25, 2018 (the “Multi-Year Closing Date”), IHS Markit Ltd. (the “Company”) entered into a new multi-year Credit Agreement (the “Multi-Year Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders party thereto, for credit facilities in an aggregate principal amount of $3,100 million, consisting of term loans in an aggregate principal amount of $1,100 million (the “Multi-Year Term Loans”) and revolving credit commitments in an aggregate principal amount of $2,000 million (the “New Revolver”). The Multi-Year Credit Agreement is attached as Exhibit 10.1. On the Multi-Year Closing Date, the Multi-Year Term Loans were borrowed in full and $1,331 million of loans under the New Revolver were borrowed by the Company, and such amounts were used to repay amounts outstanding under the Credit Agreement dated as of July 12, 2016 by and among certain subsidiaries of the Company as borrowers, the Company as guarantor, the lenders from time to time party thereto and Bank of America N.A., as administrative agent (the “Existing Credit Agreement”), which was terminated in full on the Multi-Year Closing Date. The New Revolver will be used for general corporate purposes.

The New Revolver, subject to certain conditions and limitations, may be borrowed from time to time in U.S. dollars and other currencies as set forth in the Multi-Year Credit Agreement. Up to $75 million of the New Revolver is available for letters of credit. The Company may, subject to certain conditions and limitations, increase the revolving credit commitments outstanding under the Multi-Year Credit Agreement in an aggregate principal amount not to exceed $1,000 million.

The Multi-Year Term Loans mature on July 12, 2021, and the commitments under the New Revolver terminate after a five year term, and are each unsecured. The obligations of the Company under the Multi-Year Credit Agreement are not guaranteed by any of its subsidiaries. The Multi-Year Term Loans may, at the option of the Company, bear interest based on an alternate base rate (equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America, N.A.’s “prime rate,” and (c) the Eurodollar rate plus 1.00%) or a “Eurodollar rate” (equal to the London Interbank Offered Rate (“LIBOR”) for the selected interest period), plus, in either case, an applicable margin ranging from 0.00% to 0.75% for alternate base rate loans and ranging from 1.00% to 1.75% for Eurodollar rate loans, with such applicable margin dependent upon the corporate family rating or corporate rating of the Company (the “Credit Rating”). Loans in respect of the New Revolver denominated in currencies other than U.S. Dollars bear interest similarly, and with the same margins, except the base to which such margin is added may differ from those described above, in the manner set forth in the Multi-Year Credit Agreement, depending on the applicable currency. Additionally, the Multi-Year Credit Agreement contains a fee in respect of the average daily unused revolving credit commitments under the New Revolver based on a commitment fee rate ranging from 0.125% to 0.30% dependent upon the Credit Rating.

The Multi-Year Credit Agreement contains certain financial covenants, including a maximum Leverage Ratio of 3.75:1.00, with such maximum Leverage Ratio increasing to 4.00:1.00 during an Elevated Leverage Period (as defined in the Multi-Year Credit Agreement) and a minimum Interest Coverage Ratio of 3.00:1.00, each as more fully described in the Multi-Year Credit Agreement. Such Leverage Ratio test is also subject to modification for certain material acquisitions as set forth in the Multi-Year Credit Agreement.

The Multi-Year Credit Agreement limits the ability of the Company’s subsidiaries to incur or guarantee additional debt and the ability of the Company and its subsidiaries to incur certain liens and engage in certain types of fundamental change transactions. In addition, the Multi-Year Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Multi-Year Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Multi-Year Credit Agreement, which is attached as Exhibit 10.1.

In connection with the entry into the Multi-Year Credit Agreement and the termination of the Existing Credit Agreement, each guarantor of the Company’s 5.00% Senior Notes due 2022, 4.75% Senior Notes due 2025 and 4.00% Senior Notes due 2026 and of IHS Inc.’s 5.00% Senior Notes due 2022 was released from its guarantees thereof pursuant to the terms of the indentures under which such notes were issued.

364-Day Credit Agreement

On June 25, 2018, the Company entered into a 364-day Credit Agreement (the “364-Day Credit Agreement”) with HSBC Bank USA, National Association, as administrative agent and a syndicate of lenders party thereto, for a term loan credit facility in an aggregate principal amount of $1,855 million (the “364-Day Term Loan”). The 364-Day Credit Agreement is attached as Exhibit 10.2. The 364-Day Term Loan will be available to be borrowed on the closing date of the 364-Day Credit Agreement (the “364-Day Closing Date”), which will occur substantially concurrently with the consummation of the previously announced acquisition by the Company (the “Acquisition”) of Infinity Intermediate Holdings, LLC, a Delaware limited liability company (“Ipreo”), pursuant to that certain Agreement and Plan of Merger dated as of May 19, 2018 among Ipreo, Ipreo Parent Holdco LLC, Markit North America, Inc. and Iredell Holdings LLC (the “Acquisition Agreement”). The proceeds of the 364-Day Term Loan will be used to finance the Acquisition.

The commitments in respect of the 364-Day Term Loan facility and the extension of credit thereunder are conditioned upon satisfaction (or waiver) of certain conditions precedent, including, among other things, the substantially concurrent consummation of the Acquisition in accordance with the terms of the Acquisition Agreement.

The 364-Day Term Loan will mature 364 days after the 364-Day Closing Date and is unsecured. The obligations of the Company under the 364-Day Credit Agreement are not guaranteed by any of its subsidiaries. The 364-Day Term Loan may, at the option of the Company, bear interest based on an alternate base rate (equal to the highest of (a) the federal funds rate plus 0.50%, (b)HSBC Bank USA, National Association’s “prime rate,” and (c) the Eurodollar rate plus 1.00%) or a “Eurodollar rate” (equal to LIBOR for the selected interest period), plus, in either case, an applicable margin ranging from 0.00% to 0.75% for alternate base rate loans and ranging from 1.00% to 1.75% for Eurodollar rate loans, with such applicable margin dependent upon the Credit Rating and each such applicable margin being subject to a 0.25% step-up on the 180th day following the 364-Day Closing Date and a 0.50% step-up on the 270th day following the 364-Day Closing Date. Additionally, the 364-Day Credit Agreement contains a fee in respect of the average daily unused commitments under the 364-Day Credit Agreement payable from August 3, 2018 until the date on which all commitments are terminated (including, without limitation, by way of funding of the 364-Day Term Loan on the 364-Day Closing Date), based on a commitment fee rate ranging from 0.125% to 0.30% dependent upon the Credit Rating.

The 364-Day Credit Agreement contains certain financial covenants that are consistent with the covenants contained in the Multi-Year Credit Agreement, including a maximum Leverage Ratio of 3.75:1.00 and a minimum Interest Coverage Ratio of 3.00:1.00, each as more fully described in the 364-Day Credit Agreement. Such Leverage Ratio test is also subject to modification for certain material acquisitions as set forth in the 364-Day Credit Agreement.

The 364-Day Credit Agreement limits the ability of the Company’s subsidiaries to incur or guarantee additional debt and the ability of the Company and its subsidiaries to incur certain liens and engage in certain types of fundamental change transactions, in each case consistent with the limitations contained in the Existing Credit Agreement. In addition, the 364-Day Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the 364-Day Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 364-Day Credit Agreement, which is attached as Exhibit 10.2.

Item 1.02.    Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Multi-Year Credit Agreement described in Item 1.01 hereof, the Company and its subsidiaries repaid and terminated the Existing Credit Agreement described in Item 1.01 hereof.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of June 25, 2018 by and among IHS Markit Ltd., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent

10.2	Credit Agreement dated as of June 25, 2018 by and among IHS Markit Ltd., the lenders from time to time party thereto and HSBC Bank USA, National Association, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2018

IHS MARKIT LTD.

By:	/s/ Sari Granat
Sari Granat
Executive Vice President and General Counsel

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